Exhibit (A)(3)

                 LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

                              ARTICLES OF AMENDMENT

     LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "Hyperion High-Yield CMBS Fund, Inc."

     SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and the amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon filing with the Maryland Department of Assessments and Taxation.

     IN WITNESS WHEREOF, LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on October 15, 2003.

WITNESS:                                      LEND LEASE HYPERION HIGH-YIELD
                                              CMBS FUND, INC.


/s/ Joseph Tropeano                         By: /s/ John H. Dolan
______________________________                 _____________________________
Joseph Tropeano, Secretary                     John H. Dolan, President

     THE UNDERSIGNED, President of LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                 /s/ John H. Dolan
                                                 ____________________________
                                                 John H. Dolan, President